UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2012, CCT Funding LLC (“CCT Funding”), a wholly-owned Delaware limited liability company subsidiary of Corporate Capital Trust, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”) with Deutsche Bank AG, New York Branch (“Deutsche Bank”), dated August 22, 2011, to partially exercise the available accordion feature provided in the Credit Agreement. Deutsche Bank is the sole initial lender and also serves as administrative agent for the credit facility established pursuant to the Credit Agreement.

The Amendment provides for the extension of a new tranche of commitments (the “Tranche B Loans”) with borrowings in an aggregate amount up to $100,000,000, in addition to the existing $75,000,000 of available borrowings.

The Tranche B Loans will generally bear interest based on a three-month adjusted London interbank offered rate for the relevant interest period, plus a spread of 2.35% per annum. Interest is payable monthly in arrears. Any amounts borrowed under the Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on August 22, 2013.

No other material modifications have been made to the terms and conditions of the Credit Agreement.

The foregoing description of the Amendment in this Item 1.01 does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment and the full text of the previously filed Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

As of the date of this filing, CCT Funding had borrowed an aggregate of $63.74 million in principal amount under the Credit Agreement’s credit facility.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 22, 2012, Matthew King gave notice to the Company’s Board of Directors (the “Board”) that he would resign as a director of Corporate Capital Trust, Inc., effective if and when his resignation was accepted by the Board and upon the Board’s election of his successor. At a meeting on February 23, 2012, the Board accepted Mr. King’s resignation and named his successor, rendering Mr. King’s resignation effective. Mr. King’s decision to resign was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Effective February 23, 2012, the Board elected Mr. Frederick M. Goltz as a director of the Company. Mr. Goltz is a member of KKR & Co. L.P. (“KKR & Co.”), which is the parent of one of the Company’s investment advisors, KKR Asset Management LLC. He joined KKR & Co. in 1995 and currently serves as head of KKR & Co.’s mezzanine business. Mr. Goltz was previously co-head of KKR & Co.’s energy and natural resources industry team and played a significant role in the development of many of the themes pursued by KKR & Co. in the energy sector, including those related to integrated utilities, merchant generation, and oil and gas exploration and production. In addition, Mr. Goltz is currently serving as a Director of Energy Future Holdings Corp., Texas Competitive Electric Holdings Company LLC and Energy Future Competitive Holdings Company. . Prior to joining KKR & Co. in 1995, Mr. Goltz was with Furman Selz Incorporated in its corporate finance department. From 1999 until 2007, Mr. Goltz also served as a member of the board of directors of Accuride Corporation. Mr. Goltz has a B.A. in History and B.S. in Economics with a concentration in Finance, magna cum laude, from the University of Pennsylvania, and an M.B.A. from INSEAD, Fontainebleau, France.

Item 8.01. Other Events

(a) On February 28, 2012, our board of directors increased the public offering price of our continuous public offering of common stock from $10.65 per share to $10.85 per share. This increase in our public offering price is effective as of our February 29, 2012 weekly subscription closing. On February 28, 2012, we issued a press release announcing the increase in our public offering price to $10.85 per share. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein. As a result of the increase in our public offering price per share, our maximum sales load and the net proceeds per share will correspondingly increase from $1.065 to $1.085 and from $9.585 to $9.765, respectively.

(b) On February 28, 2012, our board of directors declared distribution rates per share that represents an annualized distribution yield of 7.0% based on our current public offering price of $10.85 per share. These declaration rates per share replace the previously declared distributions rates per share for the period of March 6, 2012 through March 27, 2012. The distributions are based on weekly record dates from March 6, 2012 through and including March 27, 2012. The distributions will be paid by us monthly in accordance with the schedule below. The annualized distribution yield should not be interpreted to be a measure of our current or future performances. It is anticipated that these distributions, in the aggregate, will be substantially supported by our taxable income and the sources of distributions will be disclosed in our regular financial reports. The record dates and payment dates will be as follows:

Record Date	Distribution Payment Date	Declared Distribution Per Share
March 6, 2012	March 28, 2012	$0.014606
March 13, 2012	March 28, 2012	$0.014606
March 20, 2012	March 28, 2012	$0.014606
March 27, 2012	March 28, 2012	$0.014606

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated February 28, 2012.

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2012	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer